UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2010

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 800, Phoenix, Arizona		85004-4545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2010, Viad Corp (the "Company") announced by a press release the appointment of Mr. Steven W. Moster as President of Global Experience Specialists, Inc. ("GES"), a subsidiary of the Company. Mr. Moster, age 40, is an executive officer of the Company. He first joined GES in January 2004 as Vice President, Exhibitor Furnishings. Thereafter, from April 2005 until April 2006, he served as Vice President, Products and Services of GES. Thereafter, from April 2006 to August 2008, Mr. Moster served as Executive Vice President, Products and Services of GES. From August 2008 until he left GES effective as of February 1, 2010, Mr. Moster was Executive Vice President and Chief Sales & Marketing Officer of GES. During 2010, Mr. Moster provided marketing and sales consultation services to 3 Day Blinds Corporation, a leading manufacturer and retailer of custom window coverings in the United States.

A copy of the Company’s press release regarding Mr. Moster is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 – Press release dated November 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

November 3, 2010	By:	G. Michael Latta

Name: G. Michael Latta
Title: Vice President - Controller (Chief Accounting Officer and Authorized Signer)

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Exhibit Index

Exhibit No.	Description

99	Press release dated November 1, 2010